Exhibit 21.1

                 Subsidiaries of Software Publishing Corporation
                 -----------------------------------------------

Name and Address                                   Jurisdiction of Incorporation
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o      Software Publishing Corporation Europe                       California
       Pyramid House
       Easthampstead Road
       Bracknell, Berkshire RG12 1YW
       United Kingdom

o      Software Publishing International Corporation                 Barbados
       Allyne house - White Park Road
       P.O. Box 806E
       Bridgetown, Barbados

o      Software Publishing Asia/Pacific                             California
       Level 7,15 Orion Road
       Lane Cove, NSW 2066
       Australia

o      Software Publishing Corporation Canada                         Canada
       1595 Sixteenth Avenue, Suite 303
       Richmond Hill, Ontario
       Canada L4B 3N9

o      Software Publishing Corporation Netherlands                  California
       Ir D S Tuijnmanweg 2F
       4131 PN Vianen
       Netherlands

o      Software Publishing Deutschland Gmbh                          Germany
       Oskar Messter Strasse 24
       W 8045 Ismaning
       Germany

o      Software Publishing France, SARL                               France
       306 Bureaux de la Colline
       Bat A,92213 Saint Cloud Cedex
       France

o      Software Publishing Corporation                                Italy
       SPC (Italia) s.r.l.
       Via Melzi D'Eril 29
       20154 Milano, Italy

o      Precision Software Limited                                 United Kingdom
       Pyramid House
       Easthampstead road
       Bracknell, Berkshire RG12 1YW
       United Kingdom